EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
L&L Acquisition Corp.
We hereby consent to the use in this Registered Statement on Form S-1, Amendment No. 4, of our report dated August 18, 2010, relating to the financial statements of L&L Acquisition Corp. (a development stage company) and to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 17, 2010